Exhibit 23
Form 11-K for 2025
File No. 1-8610
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-235537 filed on December 16, 2019, No. 333-189789 filed on July 3, 2013, No. 333-173078 filed on March 25, 2011, and No. 333-162472 filed on October 14, 2009) of our report dated June 22, 2026, with respect to the financial statements and supplemental schedule of BellSouth Savings and Security Plan included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

San Antonio, Texas
June 22, 2026